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                                                                  Exhibit 10.24

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT
                     UNDER THE CYPRESS COMMUNICATIONS, INC.
                      2000 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:  ______________________
No. of Shares:  ________________________
Purchase Price per Share: $.001 per share
Grant Date: February 16, 2001
Final Acceptance Date: March 8, 2001

      Pursuant to the Cypress Communications, Inc. 2000 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Cypress Communications, Inc. (the "Company") hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $____ per share (the "Stock") of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

      1. ACCEPTANCE OF AWARD. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Committee of the Purchase Price per Share, if any, times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company's transfer agent in book entry form, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

      2. RESTRICTIONS AND CONDITIONS.

            (a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

            (b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

            (c) If the Grantee's employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of shares of Restricted Stock granted herein, the Company shall have the right to repurchase such shares from the Grantee or the Grantee's legal representative at their original purchase price. The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee's legal representative not later than 90 days following such termination of employment.

      3. VESTING OF RESTRICTED STOCK. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

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              Number of Shares Vested        Vesting Date

                  __________(33%)         February 16, 2002
                  __________(33%)         February 16, 2003
                  __________(34%)         February 16, 2004

      Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.

4. ACCELERATION OF VESTING IN SPECIAL CIRCUMSTANCES.

            (a) Upon the occurrence of (i) a Change of Control of the Company (as defined in Section 15 of the Plan), (ii) termination of employment of the Grantee by the Company without Cause, or (iii) resignation of the Grantee for Good Reason, any restrictions and conditions on all shares of Stock subject to this Award shall be deemed waived by the Committee and all such shares shall automatically become fully vested and no longer be deemed Restricted Stock.

            (b) For purposes hereof,

                  (i) the term "Cause" means (A) the willful and continued failure of the Grantee (other than any such failure resulting from incapacity or disability) to substantially perform the Grantee's normally required duties with the Company or a Subsidiary after notice by the Company to the Grantee of such failure; (B) any act of dishonesty, fraud, misappropriation, embezzlement or similar conduct against the Company or a Subsidiary, other than the occasional, customary and de minimis use of Company property for personal purposes; (C) commission of any act by the Grantee constituting a felony or any other crime involving moral turpitude; or (D) any material violation of the Company's policies and such violation has continued after written notice of such violation from the Company.

                  (ii) the term "Good Reason" means the voluntary termination of employment by Grantee following the occurrence of any of the following events: (A) a substantial adverse change, not consented to by Grantee, in the nature or scope of Grantee's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by Grantee on the date hereof; (B) an involuntary reduction in Grantee's annual base salary except for across-the-board salary reduction similarly affecting all or substantially all employees; or (C) the relocation of the Company's offices at which Grantee is principally employed or the relocation of the offices of Grantee's primary workgroup to a location more than 60 miles from such offices, or the requirement by the Company for Grantee to be based anywhere other than the Company's offices at such location on an extended bases, except for required travel on the Company's business to an extent substantially consistent with Grantee's business travel obligations.

      5. DIVIDENDS. Dividends, if any, on shares of Restricted Stock shall be paid currently to the Grantee.

      6. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

      7. TRANSFERABILITY. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

      8. TAX WITHHOLDING. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the

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Company or make arrangements satisfactory to the Committee for payment of any
Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have such minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

      9. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

      10. NOTICES. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

      11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

                                          CYPRESS COMMUNICATIONS, INC.


                                          By: __________________________________
                                              Title

      The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:_____________________________       ______________________________________
                                          Grantee's Signature

                                          Grantee's name and address:

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